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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the accompanying Annual Report of Kenexa Corporation. (the "Company") on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Nooruddin S. Karsan, Chief Executive Officer of the Company, and Donald F. Volk, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.

        Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:

        1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ NOORUDDIN S. KARSAN Nooruddin S. Karsan Chief Executive Officer February 22, 2006
By:	/s/ DONALD F. VOLK Donald F. Volk Chief Financial Officer February 22, 2006

        This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Kenexa Corporation and will be retained by Kenexa Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1